Exhibit o(i) under Form N-1A
                                          Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of _WORLD INVESTMENT SERIES, INC.___ and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                            DATE
----------                 -----                            ----

/S/ JOHN F. DONAHUE        Chairman and Director            January 3, 2000
 ------------------
John F. Donahue            (Chief Executive Officer)

/S/ RICHARD B. FISHER

Richard B. Fisher          President and Director           January 3, 2000

/S/ RICHARD J. THOMAS      Treasurer                        January 3, 2000
---------------------
Richard J. Thomas          (Principal Financial and
                           Accounting Officer)

/S/ T. G. BIGLEY           Director                         January 3, 2000
----------------
Thomas G. Bigley

/S/ N. P. CONSTANTAKIS     Director                         January 3, 2000
----------------------
Nicholas P. Constantakis

/S/ JOHN T. CONROY         Director                         January 3, 2000
 -----------------
John T. Conroy

/S/ WILLIAM COPELAND       Director*
--------------------
William J. Copeland

/S/ JAMES E. DOWD          Director*
-----------------
James E. Dowd

/S/ LAWRENCE D. ELLIS      Director                         January 3, 2000
---------------------
Lawrence D. Ellis

/S/ EDWARD L. FLAHERTY     Director**
---------------------------
Edward L. Flaherty, Jr.

/S/ PETER E. MADDEN        Director                         January 3, 2000
-------------------
Peter E. Madden

/S/ JOHN E. MURRAY         Director                         January 3, 2000
------------------
John E. Murray, Jr.

/S/ WESLEY W. POSVAR       Director**
--------------------
Wesley W. Posvar

/S/ MARJORIE P. SMUTS      Director                         January 3, 2000
---------------------
Marjorie P. Smuts

Sworn to and subscribed before me this _3RD___ day of _JANUARY, 2000
                                        ---           --------

                            * Resigned as of May 23, 1999
                           ** Resigned as of 12/31/99


/s/ Madaline P. Kelly
Madaline P. Kelly

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Notary Public